UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2013 (May 23, 2013)

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 23, 2013, MOCON, Inc. (the “Company”) held its annual meeting of shareholders.  At the annual meeting, the shareholders of the Company (i) elected the eight persons named below to serve as directors of the Company, (ii) approved a non-binding advisory proposal on the Company’s executive compensation, and (iii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The final results of the shareholder vote on each matter brought before the meeting were as follows:

	For	Against/Withhold	Abstain	Broker Non-Vote
1. Election of Directors
Robert L. Demorest	3,316,327	67,440	—	1,581,555
Donald N. DeMorett	3,320,047	63,720	—	1,581,555
Robert F. Gallagher	3,332,982	50,785	—	1,581,555
Bradley D. Goskowicz	3,316,873	66,894	—	1,581,555
Daniel W. Mayer	3,319,419	64,348	—	1,581,555
Richard A. Proulx	3,301,942	81,825	—	1,581,555
Tom C. Thomas	3,327,522	56,245	—	1,581,555
David J. Ward	3,329,323	54,444	—	1,581,555

2.   Advisory proposal on the Company’s executive compensation.

For:	2,989,870
Against:	235,218
Abstain:	158,679
Broker Non-Vote:	1,581,555

3.   Ratification of Independent Registered Public Accounting Firm.

For:	4,889,919
Against:	29,835
Abstain:	45,568
Broker Non-Vote:	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: May 24, 2013	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary